UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                        SECURITIES EXCHANGE ACT OF 1934

                                 June 13, 2006
                Date of Report (Date of earliest event reported)

                           COLONIAL COMMERCIAL CORP.
               (Exact name of Registrant as Specified in Charter)

           NEW YORK                 1-6663            11-2037182
(State or other Jurisdiction      (Commission        (IRS Employer
       of Incorporation)          File Number)     Identification No.)

         275 WAGARAW ROAD, HAWTHORNE,
                 NEW JERSEY                                07506
  (Address of Principal Executive Offices)              (Zip Code)

        Registrant's Telephone Number, Including Area Code: 973-427-8224


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))


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ITEM 5.03     AMENDMENTS TO ARTICLES OF INCORPORATION OR BYLAWS;
              CHANGE IN FISCAL YEAR

     On June 13, 2006, the Board of Directors ratified and adopted the Amended and Restated Bylaws of the Corporation, effective as of June 13, 2006 ("New Bylaws").

     The following is a summary of certain sections of the Bylaws effective up to June 13, 2006 ("Original Bylaws") that have been amended and restated by the New Bylaws:

1. Section 2.01 of the Original Bylaws provided that annual meetings were to be held in May. The New Bylaws provide that the dates of annual meetings of shareholders are to be fixed by the Board of Directors and that the shareholders are to be provided with at least ten days prior written notice of annual meetings.

2. Section 2.02 of the Original Bylaws provided that the President may call special meetings of the shareholders. The New Bylaws provide, in part, that the Chairman or the Chief Executive Officer may call special meetings of the shareholders.

3. Section 2.03 relating to a quorum of shareholders was amended to provide that a majority of the shares entitled to vote shall constitute a quorum at a meeting of shareholders.

4. A new Section 2.05 of the New Bylaws clarifies that directors are elected by plurality vote of the shareholders.

5. There are currently less than 600,000 shares of Convertible Preferred Stock outstanding. The Company's Restated Certificate of Incorporation, as amended, provides that the Board of Directors is to consist of one class of directors if there are less than 600,000 shares Convertible Preferred Stock outstanding. Accordingly, Section 3.01 of the Original Bylaws relating to different classes of directors has been deleted. Sections 3.02, 3.05, 3.06(ii), 3.09 and 7.01 have been amended to reflect that the Board currently consists of one class of directors.

6. Section 3.02 of the Original Bylaws has been amended to provide that the initial number of directors shall be seven.

7. Section 3.03 of the Original Bylaws provided that each director shall hold office for the term set forth in the Certificate of Incorporation. Section
     3.02 of the New Bylaws provides that each Director shall hold office until the next annual meeting of shareholders or until his successor is elected and has qualified.

8. Section 3.04 of the Original Bylaws provided that any Director may resign at any time by giving written notice to the Board of Directors, the President or the Secretary of the Corporation. Section 3.03 of the New Bylaws provides that any Director may resign at any time by giving written notice to the Board of Directors, the Chairman or the Secretary of the Corporation.

9. Section 3.04 of the New Bylaws relating to removal of directors has been added to provide that except as expressly provided otherwise by law, any or all of the directors may be removed at any time as provided in the Restated Certificate of Incorporation, as amended from time to time.

10. Section 3.08 of the Original Bylaws has been amended, primarily to reduce the requisite prior notice for special meetings of directors to 24 hours from 48 hours.

11. Section 3.09 of the Original Bylaws has been amended to remove references to different classes of directors and to simplify and clarify the process by which the Board may establish committees and designate members of committees.

12. Section 4.01 of the New Bylaws adds the Chief Executive Officer as one of the executive officers of the Corporation.

13. Section 4.02 of the New Bylaws provides, in part, that the Chairman of the Board of Directors shall preside at all meetings of the shareholders.
     Section 4.03 of the Original Bylaws had provided that the President shall preside at all meetings of the shareholders.

14. Section 4.03 of the Original Bylaws has been amended to provide that "The President shall have all powers customarily appertaining to his office, and shall perform such other duties as the Board of Directors may from time to time prescribe."

15. Section 7.01 of the Original Bylaws has been amended to reflect that there is currently only one class of directors.

This summary of certain sections of the New Bylaws is qualified in its entirety by the form of New Bylaws filed as an exhibit.

ITEM 9.01     FINANCIAL STATEMENTS AND EXHIBITS

(d) Exhibits

Exhibit No.                   Description

  3.01 Amended and Restated Bylaws ratified and adopted June 13, 2006, filed herewith.

                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                                COLONIAL COMMERCIAL CORP.
                                                -------------------------
                                                      (Registrant)

                                                    /s/ William Salek
                                                    -----------------
                                                      William Salek
Date: June 19, 2006                               Chief Financial Officer


INDEX TO EXHIBITS

Exhibit No.                   Description

  3.01 Amended and Restated Bylaws ratified and adopted June 13, 2006, filed herewith.